                                                                   EXHIBIT 10.61

                                                          Four Seasons - Houston


                       FIRST AMENDMENT TO LEASE AGREEMENT


         This FIRST AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made and entered into effective as of the 31st day of December, 1998, between COI HOTEL GROUP, INC., a Texas corporation ("Lessee") and CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Lessor").

                                    RECITALS:

         WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated as of September 22, 1997 (the "Lease"), pursuant to which Lessee leased from Lessor a hotel facility and related assets located in Harris County, Texas, and known as the "Four Seasons - Houston" (hereinafter called the "Leased Property"); and

         WHEREAS, Lessor and Lessee agreed that if Lessor made substantial capital investments in the Leased Property, the Lease would be amended to increase the amount of rental payable thereunder and Lessor has made substantial capital investment in the Leased Property; and

         WHEREAS, Lessor and Lessee mutually desire to quantify the value of working capital associated with the Leased Property and transferred from Lessor to Lessee upon the commencement of the term of the Lease and to evidence their mutual understanding and agreement of the value of working capital associated with the Leased Property to be redelivered to Lessor by Lessee at the expiration or earlier termination of the Lease; and

         WHEREAS, Lessor and Lessee desire to amend the Lease to increase the rental payable thereunder, to evidence their understanding regarding working capital and to make certain other amendments thereto as hereinafter provided.

                                   AGREEMENT:

         NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

         1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease.

         2.       Amendments to Lease. The Lease is hereby amended as follows:

                  a. Section 4.1 of the Lease is hereby modified to increase the Base Rent, effective as of January 1, 1999 by the amount of $1,000,000 per Lease Year. Accordingly, the annual Base Rent payable under the Lease as of January 1, 1999 is as follows:

                                  Year                                       Amount
                                  ----                                       ------
                                  1999                                    $6,131,620.00
                                  2000                                    $6,463,200.00
                                  2001                                    $6,563,200.00
                                  2002                                    $6,663,200.00
                                  2003                                    $6,863,200.00
                                  2004                                    $6,963,200.00
                                  2005                                    $7,263,200.00
                                  2006                                    $7,463,200.00
                                  2007                                    $7,463,200.00

                  b. The definition of Management Agreement in the Lease is modified to mean that certain Amended and Restated Houston Center Hotel and Residential Management Agreement dated as of September 22, 1997 between Four Seasons Hotels Limited and Crescent Real Estate Equities Limited Partnership.

                  c. The period is deleted at the end of the next to last sentence of Section 4.2(d) of the Lease and the following clause is inserted after the words "from Lessee": "; provided, in no event shall Lessor be required to refund any portion of the Guaranteed Percentage Rent (as hereinafter defined) previously paid by Lessee to Lessor."

                  d.       A new subsection (g) is inserted at the end of
         Section 4.2 of the Lease, which shall read in its entirety as follows:

                           (g) Anything in this Lease to the contrary
                  notwithstanding, eighty-five percent (85%) of the Percentage Rent payable in any quarter during the term of this Lease (herein called the "Guaranteed Percentage Rent") shall not be subject to adjustment under Section 4.2(d) or Section 4.2(f) hereof.

                  e. A new Section 7.10 is added to the Lease, to read in its entirety as follows:

                           Section 7.10. Working Capital. At the commencement of
                  the term of this Lease, there existed working capital pertaining to the Leased Property (the "Working Capital") in the initial aggregate positive balance of $372,984.00 (the "Initial Working Capital Balance"). Within thirty (30) days after the date of expiration or earlier termination of this Lease, Lessor and Lessee will work together in good faith to determine the balance of Working Capital as of such date (the "Ending Working Capital Balance"). If the Ending Working Capital Balance is less than the Initial Working Capital Balance, Lessee shall pay over to Lessor cash in the amount of such deficiency, within thirty (30) days of such determination. If the Ending Working Capital Balance exceeds the Initial



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                  Working Capital Balance, Lessor shall pay over to Lessee cash in the amount of such excess within thirty (30) days of such determination. Additionally, both the Initial Working Capital Balance and the Ending Working Capital Balance shall be calculated without the inclusion of any "in circulation" operating or consumable supplies ("In-Circulation Supplies"). Both Lessee and Lessor agree that the In-Circulation Supplies represent items in use which Lessee does not include on its balance sheet as of the Commencement Date. Lessee and Lessor further agree that although no accounting value has been placed on In-Circulation Supplies, such supplies have value and Lessee agrees to have reasonable amounts of In-Circulation Supplies on hand in a quantity and quality customary for a property such as the Leased Property.

         3. General Provision regarding Working Capital. Notwithstanding any other provision of the Lease which is to the contrary or which is not consistent with Section 2.e above, including without limitation, Section 7.4(a) and Section 38.1(d) of the Lease, Lessor and Lessee agree that Section 2.e above represents the general business terms under which Lessee has taken over the In-Circulation Supplies and working capital of the Leased Property and the general terms under which Lessee will return In-Circulation Supplies and working capital to Lessor at the expiration or earlier termination of the Lease.

         4. Modification Supersedes. Except as modified hereby, the Lease remains in full force and effect, with no other modifications thereto. If there arises by virtue of this Amendment any conflict between any provision of this Amendment and any provision of the Lease, the provisions hereof shall supersede any such conflicting provision of the Lease, but only to the extent of such conflict, and all of the provisions of the Lease are hereby modified as necessary so as to be consistent with the terms of this Amendment.

         5. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

         6. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which is to be deemed an original for all purposes, and in making proof of this Amendment it shall not be necessary to produce more than one (1) counterpart hereof. A facsimile or similar transmission of a counterpart signed by a party hereto will be regarded as signed by such party for purposes hereof.

         7. Captions. The captions, headings and arrangements used in this Amendment are for convenience only and do not in any way affect, limit, amplify or otherwise modify the terms and provisions hereof.

         8. Representations of Lessee. Lessee represents and warrants to Lessor that (i) Lessee is the sole legal and beneficial owner of the leasehold estate under the Lease and (ii) Lessee has the



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full power and authority to enter into this Amendment without the joinder or consent of any other party.

         9. Representations of Lessor. Lessor represents and warrants to Lessee that Lessor has the full power and authority to enter into this Amendment.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties have duly executed this Amendment to be effective as of the day and year first above written.


                                   LESSOR:

                                   CRESCENT REAL ESTATE EQUITIES LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

                                   By:  Crescent Real Estate Equities, Ltd.,
                                        a Delaware corporation, General Partner


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   LESSEE:

                                   COI HOTEL GROUP, INC., a Texas corporation


                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


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


                              CONSENT OF GUARANTOR


         The undersigned, as the guarantor of the obligations of the Lessee under the Lease, as defined in the First Amendment to Lease Agreement (the "Amendment") to which this Consent is attached, (a) acknowledges and consents to the terms of the foregoing First Amendment, (b) agrees that the execution and delivery of the Amendment and any other documents in connection therewith will in no way change or modify the undersigned's obligations under the guaranty executed by the undersigned in connection with the Lease, and (c) acknowledges and confirms that such guaranty is in full force and effect and there are no claims, counterclaims, offsets or defenses to such guaranty.

         EXECUTED as of the 31st day of December, 1998.


                                        CRESCENT OPERATING, INC., a Delaware
                                        corporation


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------





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